         AGREEMENT made                  , 1996 between FRANK TUMMINELLO,
CHARLES TUMMINELLO and THOMAS E. DUNN, hereinafter known as "FT, CT & TD" and RATTLESNAKE OF MILFORD, INC., hereinafter known as "R of M" and RATTLESNAKE HOLDING CORP., hereinafter known as "RHC".

         WHEREAS above individuals, FT, CT & TD, have been directors and officers of CFT Restaurant Inc., hereinafter known as "CFT", which is a Connecticut Corporation and which has conducted a retail restaurant business at 1360 Boston Post Road, Milford, Connecticut, and

         WHEREAS R of M desires to retain FT, CT & TD's experience and abilities in the business of the retail food preparation and sale, and has offered to engage them to render consultative and advisory services to it, and

         WHEREAS CFT has assigned (or is assigning as of the date of this Agreement) to R of M all of its interests in and to that certain lease (the "Lease") dated July 7, 1988 between Land and Building Group, as Landlord, and CFT, as Tenant, for the premises located at 1360 Boston Post Road, Milford, Connecticut (the "Premises"), which lease is being amended by that certain First Amended and Restated Lease (such lease, as amended, the "Lease").

         WHEREAS FT, CT & TD desires to accept such engagement, upon the terms and conditions hereinafter set forth,

         NOW, therefore, in consideration of the premises and the mutual covenants herein contained, it is agreed as follows:

         1. TERM AND DUTIES. R of M hereby employs FT, CT & TD for a period of six (6) months beginning on the date of the First Amendment and Restated Lease, for no more than two (2) hours a week total for all FT, CT & TD for consultation and communication by way of telephone, fax or personal contact at FT, CT & TD's option, as a general advisor and consultant to management on all matters pertaining to the business of R of M, and to render such additional services as are pertinent thereto, the services to be of a similar nature as those FT, CT & TD perform for CFT prior to the sale of its business and assets to R of M. FT, CT & TD shall report and be responsible only to the Board of Directors of RHC and shall devote their best efforts and such time as shall be necessary to perform his duties and to advance the interest of R of M, subject to reasonable vacations compatible with their position and with due regard to the preservation of their health. RHC recognized that FT, CT & TD's association with CFT during the many years past has created goodwill of unique value to R of M in the operation of the restaurant business. Accordingly, it is expressly understood that the inability of FT, CT & TD to render services to R of M by reason of absences, or temporary of permanent illness, disability, death or incapacity, or for any other reasonable cause, shall not constitute a failure by them to perform their obligations hereunder and shall not be deemed a breach or default by them hereunder.

         Notwithstanding anything to the contrary herein contained, it is understood and agreed that FT, CT and TD are to function in an advisory capacity only, and FT, CT and TD shall have no authorization, power or authority to act on behalf or bind R of M in any manner whatsoever.

         2. COMPENSATION. As full and complete compensation for any and all services which FT, CT & TD may render to R of M in the business of the R of M, R of M and/or RHC, as provided below shall pay to FT, CT & TD the following:

        (a) RHC shall issue its Common Stock Purchase Warrant in the form annexed hereto as Schedule 1, in the aggregate amount of 100,000 shares as follows:

           40,000 to Frank Tumminello
           40,000 to Thomas E. Dunn
           20,000 to Charles Tumminello, or their respective heirs or successors


        (b) R of M shall pay, guaranteed by RHC, to FT, CT & TD or their heirs, and/or estate in the pro rata distributions of 40% to FT, 40% to TD and 20% to CT the following monies:

            (1) Seven and Three Quarters Per Cent (7 3/4%) of the Gross Sales in excess of One Million Nine Hundred Thousand ($1,900,000.00) Dollars (the "Breakpoint") in any Lease Year (defined below) occurring during the term of the Lease (including any extension periods) payable as provided below, and

            (2) A one time payment of the sum of $50,000.00 due the said FT, CT & TD the first time R of M attains Gross Sales of Two Million Five Hundred Thousand ($2,500,000.00) Dollars in a Lease year, and

            (3) A one time payment of the sum of $25,000.00 due the said FT, CT & TD the first time R of M attains Gross Sales of Four Million ($4,000,000.00) Dollars in a Lease Year.

         The said payments referred to in 1, 2 and 3 shall be paid or the estate of FT, CT & TD throughout and during the lease and any extensions thereof between CFT and R of M.

         The payment set forth in (b)(i) above shall be paid on the first day of the calendar month following the month in which the Breakpoint for such Lease Year is attained.

         The term "Gross Sales" as used herein shall be construed to include the entire amount of the actual sales price, whether for cash or otherwise, of all sales of merchandise or services and other receipts whatsoever of all business conducted in or from the Premises, known as 1360 Boston Post Road, Milford, Connecticut by R of M, all concessionaires or otherwise, including, without limitations: mail, catalogue, closed circuit television, computer, other electronic or telephone orders received or filled at the Premises; all deposits not refunded to purchasers; orders taken, although said orders may be filled elsewhere; and the entire amount of the actual sales price and all other receipts for sales and services by R of M, any concessionaire or otherwise in or from the Premises. A "sale" shall be deemed to have been consummated for the purposes of this Agreement, and the entire amount of the sales price shall be included in Gross Sales, at such time as (i) the transaction is initially reflected in the book or records of R of M or concessionaire (if a concessionaire makes the sale), or (ii) R of M concessionaire receives all or any portion of the sales price, or (iii) the applicable goods or services are delivered to the customer, whichever first occurs, irrespective of whether payment is made in installments, the sale is for cash or for credit, or all or any portion of the sales price has actually been paid at the time of inclusion in Gross Sales or at any other time. No deduction shall be allowed for direct or indirect discounts, rebates, credits or other reductions to employees or others, unless such discounts, rebates, credits or other reductions are generally offered to the public on a uniform basis. For purposes hereof, the "First Lease" means the period commencing on the Rent Commencement Date under the Lease and ending on the last day of the calendar month immediately preceding the one year anniversary of the Rent Commencement Date, and the next and each successive Lease Year shall consist of each yearly period thereafter.

         Notwithstanding the foregoing, however the following items should be excluded from Gross Sales: (a) the amount of any sales tax, use tax, gross receipts tax, successor tax or similar tax by whatever name called, imposed by a federal, state, municipal or governmental authority directly on sales and collected from customers; (b) proceeds of claims for damage to or loss of merchandise; (c) the exchange of merchandise between the stores of Tenant where such exchange is made solely for the convenient operation of the business of Tenant and not for the purpose of depriving Landlord of the benefit of a sale which otherwise would be made from the Premises; (d) proceeds from the sale of trade fixtures, machinery and equipment; (e) the amount of any cash or credit refund made upon any sale from the Premises previously included in Gross Sales;
(f) any redeemed gift certificates; (g) discounted sales to employees not in exceed 5% of Gross Sales in any Lease Year; (h) license fees and rents paid by sub-tenants and concessionaires.

         3. ARBITRATION. Any controversy or claim arising out of or relating to this agreement shall be settled by arbitration in accordance with the rules of the American Arbitration Association, and judgment upon the award rendered in such arbitration may be entered in any court having jurisdiction thereof. Reasonable attorneys fees shall be awarded to the prevailing party by the arbitrator.

         4. WAIVER, MODIFICATION, OR CANCELLATION. Any waiver, alteration, or modification of any of the provisions of this agreement or cancellation or replacement of this agreement shall not be valid unless in writing and signed by the parties.

         5. CONSTRUCTION. This agreement shall be governed by the Laws of Connecticut.

         6. ASSIGNMENT. This agreement shall inure to the benefit of and bind the parties hereto and their respective legal representatives, successors, and assigns.

         7. RHC and R of M hereby agree that should they fail to make any payment due FT, CT and TD as set forth herein then in that event RHC and R of M shall pay FT, CT and TD a late payment fee equal to 5% of the payment due said FT, CT and TD, in addition to the amount so due, and any reasonable attorneys fees and collection expenses which are incurred by FT, CT and TD in order to enforce their rights pursuant to this agreement.

         8. RECORD AND BOOKS OF ACCOUNT. R of M shall prepare and keep full, complete and proper books and source documents of the Gross Sales, whether for cash, credit or otherwise, and of the operations of each subtenant, concessionaire, licensee and/or assignee, and shall require and cause all such parties to prepare and keep books, source documents, records and accounts sufficient to substantiate those kept by R of M. The books and source documents to be kept by R of M shall include, without limitation, true copies of all state and local sales and use tax returns and reports, records of inventories and receipts of merchandise, daily receipts from all sales and other pertinent original sales records and record of any other transactions conducted in or from the Premises by R of M and any other persons conducting business from the Premises. R of M shall record at the time of each sale or other transaction all receipts from such sale or other transaction, whether for cash, credit or otherwise, in a cash register or cash registers having a cumulative total which shall be sealed.

All of the foregoing books, source documents and records shall at all reasonable times be open to the inspection of, and may be copied or extracted from, in whole or in part, by FT, CT and TD or their authorized representative or agent for a period of at least three (3) years after the expiration of each Lease Year.

         R of M shall furnish to FT, CT and TD within fifteen (15) days after the expiration of each month of each Lease Year, a complete statement, certified by R of N, of the amount of Gross Sales, as defined herein made from the Premises during such period. R of M shall furnish to FT, CT and TD, within sixty
(60) days after the expiration of each Lease Year, a complete statement, certified by the chief financial officer or chief executive officer or outside accountant employed by R of M, showing in all reasonable detail the amount of such Gross Sales made by R of M from the Premises during the preceding Lease Year or Partial Lease Year. R of M shall require all of its subtenants, concessionaires, licensees and/or assignees, if any, to furnish a similar statement. If R of M or assignees, subtenants or concessionaires fails to furnish to FT, CT and TD any monthly or annual statement of Gross Sales within the time required by agreement then R of M shall be in breach hereunder and entitle FT, CT & TD to all remedies provided in this agreement or by law to FT, CT and TD. In addition, if R of M or any subtenant, concessionaire, licensee and/or assignee, if any, fails to furnish any two (2) consecutive monthly or annual statements of Gross Sales within the time required by this agreement then FT, CT and TD shall have the right with ten (10) days' prior written notice to conduct an audit and any and all charges occasioned by reason thereof shall be the sole obligation of R of M and payable on demand.

         9. AUDIT.
            ------

         a) RIGHT TO EXAMINE BOOKS. R of M shall make available to FT, CT and TD within ten (10) days following their request for the same at R of M's principal business office in the United States for examination, extracting and/or copying all books, source documents, accounts, records and sales tax reports of R of M and any subtenants, concessionaires, licensees and/or assignees filed with applicable government agencies in order to verify the amount of Gross Sales in and from the Premises.

         b) AUDIT. At their option, FT, CT and TD may at any time upon ten (10) days' prior written notice to R of M, cause a complete audit to be made by a certified public accountant selected by FT, CT and TD (hereinafter "auditor") of the records R of M and/or any subtenants, concessionaires, licensees and/or assignees relating to the Premises for the period covered by any statement issued or required to be issued by R of M or a concessionaire as above set forth herein. R of M shall make available to auditor at R of M's principal business office in the United States, within ten (10) days following FT, CT and TD's notice requiring such audit, all of the books, source documents, accounts, records and sales tax reports and sales tax reports of R of M and/or any of its subtenants, concessionaires, licensees and/or assignees which auditor deems necessary or desirable for the purpose of making such audit. If such audit discloses that Gross Sales as previously reported for the period audited were understated, R of M shall immediately pay to FT, CT and TD the additional Percentage Rent due for the period audited. Further, if such understatement was in excess of three percent (3%) of actual Gross Sales as disclosed by such audit, R of M shall immediately pay to FT, CT and TD the cost of such audit.

         10. The waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed a waiver of any subsequent breach thereof.

         11. Every provision of this Agreement is intended to be severable, and if any term or provision of this Agreement shall be invalid, illegal or unenforceable for any reason whatsoever, the validity, legality and unenforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

         12. Notwithstanding anything to the contrary contained in this Agreement, this Agreement shall only become effective upon the occurrence of the Closing under the ASPA. In the event the Closing under the ASPA shall not occur for any reason whatsoever, this Agreement shall be deemed null and void and of no force or effect, and neither party shall have any obligation to the other hereunder.

         In witness whereof the parties hereto have executed this agreement the day and year first above written.

                                    RATTLESNAKE HOLDING CORP.

-------------------------------     BY
Frank Tumminello                      ---------------------------------

/s/ Charles Tumminello              Rattlesnake of Milford, Inc.
------------------------------
Charles Tumminello

                                    BY
--------------------------            ---------------------------------
Thomas E. Dunn

                                   SCHEDULE 1
                                   ----------

NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1922, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED I THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

                       THE TRANSFERABILITY OF THIS WARRANT
                     IS RESTRICTED AS PROVIDED IN SECTION 2

Warrant No.14                                                     July   , 1996

                      THE RATTLESNAKE HOLDING COMPANY, INC.
                          COMMON STOCK PURCHASE WARRANT

         For good and valuable consideration, the receipt of which is hereby acknowledge by THE RATTLESNAKE HOLDING COMPANY, INC., a Delaware corporation (the "Company"), Is hereby granted the right to purchase, at any time from the date hereof until 5:00 P.M., New York City time, on July , 2001 up to 100,000 paid and non-assessable shares of the Company's Common Stock, $.001 par value per share ("Common Stock").

         This warrant is exercisable at a par share price of 133% of prior 5 day average "bid" price prior to closing under the assets sale/---agreement (the "Exercise Price") payable in cash or by certified or official bank check in New York Clearing House funds, subject to adjustment as provided in Section 1 hereof. Upon surrender of this Warrant with the annexed Subscription Form duly executed, together with payment of the Exercise Price for the shares of Common Stock purchased at the Company's principal executive offices ) presently located at 3 Stanford Landing - Suite 130, Stanford, Connecticut 08902) the registered holder of the Warrant )"holder") shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased.

         1.       Exercise of Warrant.
                  --------------------

         1.1 The purchase rights represented by this Warrant are exercisable at the option of the holder hereof, in whole or in part (but not as to fractional shares of the Common Stock) during any period in which this Warrant may be exercised as set forth above. In the case of the purchase of less than all the shares of Common Stock purchasable under this Warrant, the Company shall cancel this Warrant upon the surrender thereof and shall execute and deliver a new Warrant of like tenor for the balance of the shares of Common Stock purchasable hereunder.

         1.2 The issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to the holder hereof including, without limitation, any tax which may be payable in respect of the issuance thereof, and such certificates shall be issued in the name of, or in such names as may be directed by, the holder hereof; provided, however, that the company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuances and delivery of such certificates in a name other than that of the holder and the company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the company that such tax has been paid.

         1.3 In case at any time or from time to time the Company shall subdivide as a whole, split its Common Stock or issue a dividend payable in shares or otherwise, the number of shares of Common Stock than outstanding into a greater or lesser number of shares, the Warrant Price then in effect shall be increased or reduced proportionately, and the number of shares issuable upon exercise of this Warrant shall accordingly be increased or reduced proportionately.

         1.4 In case of any reclassification or change of outstanding shares of Common Stock issuable upon exercise of this Warrant (other than change in par value, or from par value to no par value, or from no par value to par value, or as a result or a subdivision or combination), or in case of any consolidation or merger of the Company with or into another corporation (other than a merger in which the Company is continuing corporation and which does not result in any reclassification or change of outstanding shares of Common Stock, other than a change in number of the shares issuable upon exercise of the Warrant) or in case of any sale or conveyance to another corporation of the property of the company as an entirety or substantially as an entirety, the holder of this Warrant shall have the right thereafter to exercise this Warrant into the kind and amount of shares of Stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of share of Common Stock of the Company for which the Warrant might have been exercised immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. The above provisions of this Section
1.4 shall similarly apply to successive reclassification and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances.

         1.5 The Company covenants that it will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon exercise of this Warrant as herein provided, such number of shares of Common Stock as shall than be issuable upon the exercise of this Warrant. The Company covenants that all shares of Common Stock which shall be so issuable shall be duly and validly issued an fully-paid and non-assessable.

         2.       Restrictions on Transfer.
                  -------------------------

         The holder acknowledges that he has been advised by the Company that this Warrant and the shares of Common Stock (the "Warrant Shares") issuable upon exercise thereof (collectively the "Securities") have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), that the Warrant is being issued, and the shares issuable upon exercises of the Warrant will be issued, on the basis of the statutory exemption provided by section 4(2) of the Securities Act relating to transactions by an issuer not involving any public offering, and that the

Company's reliance upon this statutory exemption is based in part upon the representations made by the holder contained herein. The holder acknowledges that he has been informed by the Company of, or is otherwise familiar with, the nature of the limitations imposed by the Securities Act and the rules and regulations thereunder on the transfer of securities. In particular, the holder agrees that no sales, assignment or transfer of the Securities shall be valid or effective, and the Company shall not be reguired to give any effect to any such sales, assignment or transfer, unless (i) the sale, assignment or transfer of the Securities is registered under the Securities Act, and the Company has no olbigations or intention to so register the Securities except as may otherwise be provided herein, or (ii) the Securiites are sold, asigned or transferred in accordance with all the requirements and limitations of Rule 144 under the Securities Act or such sale, assignment, or transfer is otherwise exempt from registration under the Securities Act. The holder represnets and warrants that he has acquired this Warrant and will acquire the Securities for his own account for investment and not with a view to the sale or distribution thereof or the granting of any paticipation therein, and that he has no present intention of distributing or selling to others any of such interest or granting any participation therein. The holder acknowledges that the securities shall bear the following legend:

                  "These securites have not been registered uner the Securiites Act of 1933. Such securities may not be sold or offered for sale, transferred,hypothecated or otherwise assigned in the absence of an effective registration statement with respect thereto under such Act or an opinion of counsel to the Company that an exemption from registration for such sale, offer, transfer, hypothecation or other assignment is availabe under such Act."

         3.       Registration Rights.
                  --------------------

         3.1 (A) The Company shall advise the holder of this Warrant or of the Warrant Shares or any than holder of Warrants or Warrant Shares (such persons being collectively referred to herein as "holders") by written notice at least four weeks prior to the filing of any registration statement under the Securities Act of 1933 (the "Act") covering securities of the Company, except on Forms S-4 or S-8, and upon the request of any such holder within ten days after the date of such invoice, include in any such registration statement such information as may be required to permit a public offering of the Warrant Shares. The Company shall supply prospectuses and other documents as the holder may reasonably request in order to facilitate the public sale or other disposition of the Warrant Shares, qualify the Warrant Shares for sale in such states as any such holder reasonably designates and do any and all other acts and things which may be necessary or desirable to enable such Holders to consummate the public sale or other disposition of the Warrant Shares, and furnish indemnification in the manner as set forth in Subsection 3.2 of this
Section 3. Such holders shall furnish information and indemnification as set forth in Subsection 3.2 of this Section 3. For the purpose of the foregoing, inclusion of the Warrant Shares in a Registration Statement pursuant to this sup-paragraph 3.1 under a condition that the offer and/or sale of such Warrant Shares not commence until a date not to exceed 90 days from the effective date of such registration statement shall be deemed to be in compliance with the sub-paragraph 3.1.

                  (B) (I) If the Company shall have not filed a registration statement subject to Section 3.1 (A) prior to August 1, 1998, the holders of the Warrants and/or Warrant Shares representing a "Majority", as defined below, shall have the right exercisable by written notice to the Company, to have the Company prepare and file with the Commission, on one occasion, a registration statement and such other documents, including a prospectus, as may be necessary in the opinion of both counsel for the Company and counsel for the Underwriter and such holders, in order to comply with the provisions of the Act, so as to permit a public offering and sale of their respective Warrant Shares for nine(9) consecutive months by such holders and any other holders of the Warrants and/or Warrant Shares who notify the Company within ten(10) days after receiving notice from the Company of such request.

                           (ii) The Company covenants and agrees to give
written notice of any registration request under this Section 3.1(b) by any holder or holders to all other registered holders of the Warrants and the Warrant Shares within ten (10) days from the date of the receipt of any such registration request.

                                    (iii) For purposes of this Warrant, the
term "Majority" in reference to the holders of Warrants or Warrant Shares, shall mean in excess of fifty percent (50%) of the then outstanding Warrants or Warrant Shares that (I) are not held by the Company, an affiliate, officer or agent thereof or any of their respective affiliates, member of their family, persons acting as nominees or in conjunction therewith or (ii) have not been resold to the public pursuant to a registration statement filed with the Commission under the Act.

         3.2 The following provisions of this Section 3 shall also be applicable to the exercise of the registration rights granted under this Section 3.1:

                  (A) The foregoing registration rights shall be contingent on the holders furnishing the Company with such appropriate information (relating to the intentions of such holders) as the Company shall reasonably request in writing. Following the effective date of such registration, the Company shall upon the request of any owner of Warrants and/or Warrant Shares forthwith supply such number of prospectuses meeting the requirements of the Act as shall be requested by such owner to permit such holder to make a public offering of all Warrant Shares from time to time offered or sold to such holder, provided that such holder shall from time to time furnish the Company with such appropriate information (relating to the intentions of such holder) as the Company shall request in writing. The Company shall also use its best efforts to qualify the Warrant Shares for sale in such states as such holder shall reasonably designate.

                  (B) The Company shall bear the entire cost and expense of any registration of securities initiated by it under Subsection 3.1 of this Section 3 notwithstanding that Warrant Shares subject to this Warrant may be included in any such registration. Any holder whose Warrant Shares are included in any such registration statement pursuant to this section 3 shall, however, bear the fees of his own counsel and any registration fees, transfer taxes or underwriting discounts or commissions applicable to the Warrant Shares sold by him pursuant thereto.

                  (C) The Company shall indemnify the hold harmless each such holder and such underwriter, within the meaning of the Act, who may purchase from or sell for any such holder any Warrant Shares from and against any all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereto or any registration statement under the Act or any prospectus included therein required to be filed or furnished by reason of this Section 3 or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or alleged untrue statement or omission or alleged omission based upon information furnished or required to be expressly for use therein, which indemnification shall include each person, if any, who controls any such underwriter within the meaning of such Act; provided, however, that the Company shall not be obliged so to indemnify any such holder or underwriter or controlling person unless such holder or underwriter shall at the same time agree to indemnify the Company, its directors, each officer signing the related registration statement and each person, if any, who controls the Company within the meaning of such act, from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or any prospectus required to be filed or furnished by reason of this Section 3 or caused by any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading insofar as such losses, claims, damages or liabilities are caused by any untrue statement furnished in writing to the Company by any such holder or underwriter expressly for use therein.

                  4.       Miscellaneous
                           -------------

                  4.1 All the covanants and agreements made by the Company in this warrant shall bind its successors and assigns.

                  4.2 No recourse shall be had for any claim based hereon or otherwise in any manor in respect hereof, against any incorporator, stockholder, officer or director, past, present or future, of the Company or of any predecessor corporation, whether by virtue of any constitutional provision or statute or rule of law, or by the enforcement of any agreement or penalty or in any other manner, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration of the issue hereof.

                  4.3 No course of dealing between the Company and the holder hereof shall operate as a waive of any right of any holder hereof, and no delay on the pat of the holder in exercising any right hereunder shall so operate.

                  4.4 The Warrant may be amended only by a written instrument executed by the Company and the holder hereof. Any amendment shall be endorsed upon this Warrant, and all future holders shall be bound thereby.

                  4.5 All communications provided for herein shall be sent, except as may be otherwise specifically provided, by registered or certified mail, if to the holder of this Warrant, to the address shown on the books of the Company, and if to the Company, to 3 Stanford Landing, Suite 130, Stanford, Connecticut 06902, attention: Office of the President, or such other address as the Company may advise the holder of this Warrant in writing. Notices shall be deemed given when mailed.

                  4.6 The provisions of this Warrant shall in all respects be constructed according to, and the rights and liabilities of the parties hereto shall in all respects be governed by, the laws of the State of Delaware. This Warrant shall be deemed a contract made under the laws of the State of Delaware and the validity of this Warrant all rights and liabilities hereunder shall be determined under the laws of said state.

                  4.7 The headings of the Sections of this Warrant are inserted for convenience only and shall not be deemed to constitute a part of this Warrant.

                  IN WITNESS WHEREOF, THE RATTLESNAKE HOLDING COMPANY, INC., has caused this Warrant to be executed in its corporate name by its officer, and its seal to be affixed hereto.

Dated:            October   , 1996
                  Stanford, Connecticut

                                         THE RATTLESNAKE HOLDING COMPANY, INC.

                                          By:
                                             ---------------------------------
                                                 William J. Opper
                                                 Chairman of the Board

SUBSCRIPTION FORM

TO:      THE RATTLESNAKE HOLDING COMPANY, INC.
         3 Stanford Landing
         Suite 130
         Stanford, CT   06902

         The undersigned holder hereby irrevocably elects to exercise the right to purchase Shares of common stock covered by this Warrant according to the conditions hereof and herewith makes full payment of the Exercise price of such shares.

         Kindly deliver to the undersigned a certificate representing the Shares.

                            INSTRUCTIONS FOR DELIVERY

Name:
     ----------------------------------------------------------------
                  (please typewrite or print in block letters)

Address:
        -------------------------------------------------------------

Dated:
      ----------------------------
                                    Signature:
                                              -----------------------

SUBSCRIPTION FORM

TO:      THE RATTLESNAKE HOLDING COMPANY, INC.
         3 Stanford Landing
         Suite 130
         Stanford, CT   06902

         The undersigned holder hereby irrevocably elects to exercise the right to purchase Shares of common stock covered by this Warrant according to the conditions hereof and herewith makes full payment of the Exercise price of such shares.

         Kindly deliver to the undersigned a certificate representing the Shares.


                            INSTRUCTIONS FOR DELIVERY

Name:
     ----------------------------------------------------------------
                  (please typewrite or print in block letters)

Address:
        -------------------------------------------------------------

Dated:
      ----------------------------
                                    Signature:
                                              -----------------------